Exhibit 99.1

Jack in the Box Inc. to Present at Investment Conferences in March

SAN DIEGO--(BUSINESS WIRE)--March 1, 2018--Jack in the Box Inc. (NASDAQ: JACK) will participate in three upcoming investment conferences. The dates of the presentations are as follows:

  March 8, 2018, 9:00 a.m. ET – UBS Global Consumer & Retail Conference in Boston.
  March 14, 2018, 11:20 a.m. ET – Bank of America Merrill Lynch Consumer & Retail Technology Conference in New York.
  March 21, 2018 – Telsey Advisory Group Consumer Conference in New York. (This conference will not be webcast.)

Live webcasts of the presentations can be accessed via the Jack in the Box Inc. corporate website. To access the live webcasts through the internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the presentations to download and install any necessary software. Online replays will be available at the company’s corporate website for 30 days following the presentations.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. Additionally, through a wholly owned subsidiary, the company operates and franchises QDOBA MEXICAN EATS®, a leader in fast-casual dining, with more than 700 restaurants in 47 states, the District of Columbia and Canada. For more information on Jack in the Box and QDOBA, including franchising opportunities, visit www.jackinthebox.com or www.qdoba.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291